As filed with the U.S. Securities and Exchange Commission on December 15, 2021.

Registration No. 333-229256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 9
to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNET SCIENCES INC.

(Exact name of Company as specified in its charter)

Delaware	81-2775456
(State or other jurisdiction of Incorporation)	(IRS EIN)

521 Fifth Ave, 17th Floor
New York, New York 10016
Telephone Number 212-586 4141
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynda Chervil, CEO
521 Fifth Ave, 17th Floor
New York, New York 10175
Telephone Number 212-880-3750
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeff Turner, Esq
JDT Legal PLLC
897 Baxter Drive South Jordan, UT 84095 801-810-4465 jeff@jdt-legal.com

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Registration Fee(2)(3)

1,387,000 Shares of Class A Common Stock, $5 per share	$6,935,000	$756.61
1,800,000 Shares of Class B Common Stock, $5 per share	$9,000,000	$981.90
	$15,935,000	$1,738.51

(1) Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act and is based upon the Company’s estimate of the value of the Class A Common Stock.

(3) $169 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

Internet Sciences Inc.

1,387,000 Shares of Class A Common Stock
1,800,000 Shares of Class B Common Stock

This Prospectus relates to the resale of up to 1,387,000 shares of our Class A Common Stock, par value $0.001 per share and 1,800,000 shares of Class B Common Stock $0.001 by selling stockholders. The selling stockholders may sell all or a portion of the shares being offered pursuant to this Prospectus at a fixed price of $5.00 offering until such time as shares of the respective class of our common stock are quoted on the OTC Bulletin Board, OTCQX, OTCQB or A National Securities Exchange.

The selling stockholders are underwriters within the meaning of the Securities Act of 1933 (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

Selling Shareholders	Selling Price	Aggregate Proceeds to Selling Shareholders
1,387,000 Shares of Class A Common Stock	$5.00	$6,855,000
1,800,000 Shares of Class B Common Stock	$5.00	$9,000,000

We will not receive any proceeds from the sale of shares of our Class A or B Common Stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” to read about factors you should consider before buying shares of our Common Stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See “Description of Business” and “Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: December 15, 2021

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

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You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Internet Sciences” “Company,” “Registrant,” “we,” “us” and “our” refer to Internet Sciences, a Delaware Corporation.

Our Business

Internet Sciences Inc. (“ISI” or the “Company”), formerly known as Luxury Trine Digital Media Group Inc., is an early stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

Founded in 2016, and based in New York, N.Y., ISI seeks to operate internationally with a global team known for its technological expertise, deep industry knowledge, world-class research and analytical capabilities, and innovative mindset.

ISI seeks to transform corporations, enterprises and government entities by providing best-in-class solutions, rooted in and driven by the technology, data, and organizational strategy required for operational excellence. Our interdisciplinary teams work in close collaboration with clients, helping them to solve their biggest problems utilizing a user-centric, data-driven approach focusing on creating seamless unified experiences across all digital, communication and physical touchpoints.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1/A may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

There is Substantial Doubt About our Ability to Continue as a Going Concern

We have not yet generated revenues, have had recurring losses since inception, and have not yet achieved profitable operations. As a result, our Independent Registered Public Accounting Firm has expressed substantial doubt about the Company’s ability to continue as a going concern in their report to the audited financial statements as of and for the years ended December 31, 2020 and 2019 included in the registration statement. We will need to raise significant amounts of capital in order to successfully execute our business plan.

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The Offering

Common Stock offered by selling stockholders	This Prospectus relates to the resale of 1,387,000 shares of our Class A Common Stock. and 1,800,000 shares of Class B Common Stock.

Common Stock outstanding before the Offering	1,387,000 shares of Class A Common Stock and 18,800,000 shares of Class B common Stock, both as of December 15, 2021.

Common Stock outstanding after the Offering	1,387,000 of Class A Common Stock and 18,800,000 shares of Class B Common Stock

Terms of the Offering	The selling stockholders will determine when and how they will sell the Class A and B Common Stock offered in this Prospectus. The prices at which the selling stockholders may sell the shares of Class A and B Common Stock in this Offering will be set at a fixed price per share until the respective class of common stock is traded or quoted on an established trading market or listed on an exchange, at which time the price will be determined by the prevailing market price for the shares of Class A and B Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Class A and B Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Class A and B Common Stock are not traded on any market.

Use of proceeds	The Company is not selling any shares of the Class A or B Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Class A and B Common Stock covered by this Prospectus. See “Use of Proceeds.”

Risk Factors	The Class A and B Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors”.

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

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RISK FACTORS

The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the Company may not be able to proceed with its planned operations and your investment may be lost entirely.

An investment in our securities is highly speculative and subject to a high degree of risk. Only those who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors, among others, prior to making an investment in the Securities described herein.

There is no trading market in our Class A or B Common Stock. There can be no assurance that a trading market in our Class A or B Common Stock or other securities will develop, or if such a market develops, that it will be sustained.

AS SUCH, INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND MUST BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, WE MAY NOT BE ABLE TO PROCEED WITH ITS PLANNED OPERATIONS AND YOUR INVESTMENT MAY BE LOST ENTIRELY.

RISKS ASSOCIATED WITH THE COMPANY’S PROSPECTIVE BUSINESS AND OPERATIONS:

We do not have sufficient capital to implement our business strategy.

We lack working capital to continue operations. We will need approximately $8 million during the next 3 months to implement our business plan. While management has had discussions with several investment bankers and underwriters, the Company has no firm commitment and has not signed any type of underwriting agreement. As such, there can be no assurance that we will secure sufficient funding to implement our business plan.

We have no commitment for additional funding.

We have no commitment for additional funding. We may attempt to secure working capital through either a debt or equity offering. We may also seek to secure financing from an institutional investor. There can be no assurance that we will be able to secure institutional financing or if available, will be available on terms acceptable to the Company.

We have had limited operations to date.

We have limited operations to date and no funds to finance ongoing operations. As a result, it will be difficult for you to evaluate our potential future performance without the benefit of an established track record. We may encounter unanticipated problems implementing our business plan, which may have a material adverse effect on our results of operations. Accordingly, no assurance can be given that we will be successful in implementing our business strategy or that we will be successful in achieving our objective. Our prospects for success must be considered in the context of a new company with limited resources in a highly competitive industry. As a result, investors may lose their entire investment.

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We may not be able to operate our business successfully or generate sufficient cash flows to meet our operational requirements.

Our revenues may not be sufficient to meet our cash flow requirements. As a result, we may not be able to implement our business strategies, expansion plans. There is no commitment for additional equity or debt financing. Even if we were to obtain funding, there can be no assurance that it will be available on terms acceptable to the Company.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO MEET OUR FUTURE BUSINESS REQUIREMENTS AND SUCH CAPITAL RAISING MAY BE COSTLY OR DIFFICULT TO OBTAIN AND COULD DILUTE CURRENT STOCKHOLDERS’ OWNERSHIP INTERESTS.

We will require a significant capital infusion to implement our business model. We do not have any firm commitments or other identified sources of additional capital from third parties or from our officer and director or from other shareholders. There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us. Any additional financing will involve dilution to our existing shareholders. If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our business operations, which could have a material adverse effect on our business and financial results and investors would be at risk to lose all or a part of any investment in our Company.

WE ARE DEPENDENT UPON OUR CEO FOR HER SERVICES AND ANY INTERRUPTION IN HER ABILITY TO PROVIDE HER SERVICES COULD CAUSE US TO CEASE OPERATIONS.

The loss of the services of Ms. Lynda Chervil, our CEO, Chairman and President, could have a material adverse effect on us. We do not maintain any life insurance on Ms. Chervil. The loss of Ms. Chervil’s services could cause investors to lose all or a part of their investment. Our future success will also depend on our ability to attract, retain and motivate other highly skilled employees. Competition for personnel in our industry is intense. We may not be able to assimilate or retain highly qualified employees now or in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO GENERATE AND INCREASE REVENUES.

We operate in a highly competitive market and face numerous risks and uncertainties in achieving both the ability to generate and increase revenues. In order to drive revenues for our business, we must successfully:

●	Deploy, implement and execute a marketing plan for client acquisition and retention, to attract corporations and individuals to our services;
●	Acquire digital information and communications companies; co-location comm tech data analytics;
●	Attract and retain qualified personnel from our competitors with experience and expertise to serve in various capacities, including sales and marketing positions; and

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●	Invest in software technologies that will enable our company to build scalability with the ability to continue to function well with changes in size and volume of our audiences to meet their needs.

If we are not successful in the execution of these strategies, our business, results of operations and financial condition will be materially adversely affected.

THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE OPERATIONS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY OR WE ARE UNABLE TO RAISE ADDITIONAL FUNDS, THIS MAY DECREASE SHAREHOLDER VALUE OR CAUSE US TO CEASE OPERATIONS.

We expect to incur operating losses in future periods as we develop our various business. We cannot be sure that we will be successful in generating revenues in the future. If we are unable to generate sufficient revenues or raise additional funds, our business will be adversely affected and our shareholders may lose their investment.

WE FACE INTENSE COMPETITION FROM OTHER PROVIDERS.

We compete with many providers of information and communications technology companies specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, data center and co-location services, Artificial Intelligence and Big Data Analytics consulting services. Because our market poses no substantial barriers to entry, we expect this competition to continue to intensify. The types of companies with which we compete and challenge include:

●	Larger information communication technology and telecommunications companies;
●	start-up companies entering the market;
●	changes in our competitors’ strategies and tactics to which we may not be able to adequately respond.

Many of our existing competitors, as well as many of our potential competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.

Many of our competitors will be able to respond more quickly to new or emerging technologies and changes in the industry or to devote greater resources to the development, promotion and sale of their services than we can. Competitors may be more able to launch extensive marketing campaigns and enhance their visibility in the market. In addition, current and prospective competitors may establish cooperative relationships among themselves or with third parties to improve their ability to address the needs of our existing and prospective customers. If these events occur, they could have a materially adverse effect on our revenue. Increased competition could also result in price reductions, reduced margins or loss of market share.

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Our ability to compete may depend upon factors outside of our control

Factors outside of our control which may inhibit the ability to implement our business strategy and profitably operate the Company include:

●	the prices of our competitor’s services;
●	the ability of competitors to launch extensive marketing campaigns;
●	changes in consumer behavior;
●	changes in the global economy;
●	changes within the media, technology and telecommunications business sectors of the global economy.

In order to remain competitive, we must have the ability to respond promptly and efficiently to the ever-changing marketplace. We will have to adapt by revamping our own strategies and tactics to adequately respond in changing competitive business climates.

IF WE DO NOT SUCCESSFULLY ESTABLISH AND MAINTAIN OUR COMPANY AS A HIGHLY TRUSTED AND RESPECTED NAME OR ARE UNABLE TO ATTRACT AND RETAIN CLIENTS, WE COULD SUSTAIN LOSS OF REVENUES, WHICH COULD SIGNIFICANTLY AFFECT OUR BUSINESS.

In order to attract and retain a client base and increase business, we must establish, maintain and strengthen our name and the services we provide. To be successful in establishing our reputation, clients must perceive us as a trusted source for quality services. If we are unable to attract and retain clients with our current marketing plans, we may not be able to successfully establish our name and reputation, which could significantly affect our business, financial condition and results of operations.

WE MAY NOT BE SUCCESSFUL IN INCREASING OUR BRAND AWARENESS WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

Our future success will depend, in part, on our ability to increase the brand awareness of our service offerings. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness, our business, financial condition and results of operations would be materially adversely affected.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A DOWNTURN IN THE ECONOMY.

We are relying on the demand of businesses and in the stability of economic markets to generate revenues.

OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO CREATE AND DEVELOP AN EFFECTIVE WORKFORCE.

A significant component to our growth strategy is attracting and retaining qualified, creative, innovative and experienced personnel. Our business would be adversely affected if we were unable to succeed in developing an effective workforce. We currently do not employ a workforce capable of generating revenue.

RAPID CHANGES IN TECHNOLOGY COULD IMPACT OUR ABILITY TO COMPETE.

Rapid changes in technology could affect our ability to compete for business customers. The technology used to deliver communications services has changed rapidly in the past and will likely continue to do so in the future. If we are unable to keep up with such changes, we may not be able to offer competitive services to our business customers. This could adversely affect our ability to compete for business customers, which, in turn, would adversely affect our results of operations and financial condition.

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PAYMENTS FOR TARIFFS MAY ADVERSELY AFFECT OUR BUSINESS.

In certain markets where we provide services to businesses, we may pay a significant portion for our network capacity from certain platforms and verticals. These platforms may compete directly with us for customers. The prices for platform services are contained in either tariffs, interconnection agreements, or negotiated contracts. Terms, conditions and pricing for tariff services may be changed, but they must be approved by the appropriate regulatory agency before they go into effect.

DISRUPTIONS AND NETWORK CONGESTION MAY CAUSE US TO LOSE CUSTOMERS AND INCUR ADDITIONAL COSTS.

Disruptions and congestion in our networks and infrastructure may cause us to lose customers and incur additional expenses.

Our customers will depend on reliable service over various networks. Some of the risks to our network infrastructure include physical damage to lines, security breaches, capacity limitations, power surges or outages, software defects and disruptions beyond our control, such as natural disasters and acts of terrorism. From time to time in the ordinary course of business, we will experience disruptions in our service due to factors such as cable damage, inclement weather and service failures in our third-party service providers. Additionally, we could face disruptions due to capacity limitations because of changes in our customers’ high-speed Internet usage patterns. These patterns have changed in recent years, for example through the increased usage of video and streaming, resulting in a significant increase in the utilization of our network.

We could experience more significant disruptions in the future. Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers or incur additional expenses or capital expenditures. Such results could adversely affect our results of operations and financial condition.

Disruptions in our data centers could cause service interruptions for customers. If a disruption occurs in one of our data centers, our customers could lose access to information critical to running their businesses, which could result in a loss of customers. We may also incur significant operating or capital expenditures to restore service. Thus, disruptions could affect our results of operations and financial condition.

A CHANGING REGULATORY ENVIRONMENT CAN AFFECT OUR OPERATIONS.

Future revenues, costs, and capital investment in our platform could be adversely affected by material changes to, or decisions regarding applicability of government requirements, including, but not limited to, state and federal USFi support and other pricing and requirements. Federal and state communications laws may be amended in the future, and other laws may affect our business. In addition, certain laws and regulations applicable to us and our competitors may be, and have been, challenged in the courts and could be changed at any time. We cannot predict future developments or changes to the regulatory environment or the impact such developments or changes would have.

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In addition, these regulations could result in significant compliance costs. Delays in obtaining certifications and regulatory approvals could result in substantial legal and administrative expenses and additionally, conditions imposed in connection with such approvals could adversely affect the rates that we are able to charge our customers. Our business also may be affected by legislation and regulations imposing new or greater obligations related to, for example, assisting law enforcement, bolstering homeland and cyber-security, protecting intellectual property rights of third parties, minimizing environmental impacts, protecting customer privacy, or addressing other issues that affect our business.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY CLAIMS.

We may need to defend ourselves against lawsuits or claims that we infringe upon the intellectual property rights of others.

From time to time, we may receive notices from third parties, or we may be named in lawsuits filed by third parties, claiming we have infringed or are infringing upon their intellectual property rights. We may receive similar notices or be involved in similar lawsuits in the future. In certain situations, we may have the ability to seek indemnification from our vendors regarding these lawsuits or claims. If we cannot enforce our indemnification rights or if our vendors lack the financial means to indemnify us, these claims may require us to expend significant time and money defending our alleged use of the affected technology, may require us to enter into licensing agreements requiring one-time or periodic royalty payments that we would not otherwise have to pay, or may require us to pay damages. If we are required to take one or more of these actions, it may result in an adverse impact to our results of operations and financial condition. In addition, in responding to these claims, we may be required to stop selling or redesign one or more of our products or services, which could adversely affect the way we conduct our business.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH.

We could experience growth over a short period, which could put a significant strain on our managerial, operational and financial resources. We must implement and constantly improve our certification processes and hire, train and manage qualified personnel to manage such growth. As part of this growth, we may have to implement new operational and financial systems and procedures and controls to expand, train and manage our employees, especially in the areas of marketing and technology. If we fail to develop and maintain our services and processes as we experience our anticipated growth, demand for our services and our revenues could decrease.

OUR INABILITY TO GENERATE SIGNIFICANT REVENUES TO DATE RAISES DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have nominal revenues to date and will need a significant capital infusion to implement our business plan. As a result, our Independent Registered Public Accounting Firm has expressed substantial doubt about the Company’s ability to continue as a going concern in their report to the audited financial statements as of and for the years ended December 31, 2020 and 2019 included in the registration statement.

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BECAUSE WE HAVE NOT IMPLEMENTED OUR BUSINESS MODEL, WE HAVE NOT PROVEN OUR ABILITY TO GENERATE REVENUES OR PROFITS, AND ANY INVESTMENT IN THE COMPANY IS RISKY.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our Independent Registered Public Accounting Firm have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. As a result, investors will bear the risk of complete loss of their investment in the event we are not successful.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BECOMING A PUBLIC COMPANY.

Following the filing of this Registration Statement we will become a mandatory filer with the Securities and Exchange Commission. As a public company, we will incur significant legal, accounting, consulting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK, AND WE DO NOT EXPECT THAT A MARKET WILL DEVELOP IN THE FORESEEABLE FUTURE MAKING AN INVESTMENT IN OUR COMMON STOCK ILLIQUID.

There is currently no market for our common stock. We do not expect that a market will develop in the foreseeable future. The lack of a market may impair the ability to sell shares at the time investors wish to sell them or at a price considered to be reasonable. In the event that a market develops, we expect that it would be extremely volatile.

WE DO NOT ANTICIPATE DIVIDENDS TO BE PAID ON OUR COMMON STOCK AND INVESTORS MAY LOSE THE ENTIRE AMOUNT OF THEIR INVESTMENT.

A dividend has never been declared or paid in cash on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

OUR CHIEF EXECUTIVE OFFICER AND MAJORITY STOCKHOLDER MAY SIGNIFICANTLY INFLUENCE MATTERS TO BE VOTED ON AND HER INTERESTS MAY DIFFER FROM, OR BE ADVERSE TO, THE INTERESTS OF OUR OTHER STOCKHOLDERS.

The Company’s executive officer and majority stockholder controls 97% of our outstanding common stock. Accordingly, the Company’s executive officer and majority stockholder possess significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all our assets, and also the power to prevent or cause a change in control. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. The interest of our majority stockholders may differ from the interests of our other stockholders and could therefore result in corporate decisions that are averse to other stockholders.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

In connection with our most recent audit, Management assessed the effectiveness of the Company's internal control over financial reporting. As of December 31, 2020, management determined material weaknesses occurred over our internal control over financial reporting. The matters involving internal controls and procedures that the Company’s management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee and lack of a majority of outside directors on the Company’s board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; (3) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements; and (4) ineffective controls over period end financial disclosure and reporting processes. Due to these material weaknesses management concluded that our internal control over financial reporting was not effective as of December 31, 2020.

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Management believes that the material weaknesses set forth in items (2), (3) and (4) above did not have an effect on the Company’s previous reported financial results. However, management believes that the lack of a functioning audit committee and lack of a majority of outside directors on the Company’s board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures can result in the Company’s determination to its financial statements for the future periods.

We are committed to improving our financial organization. As part of this commitment, we will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to the Company by: i) Appointing one or more outside directors to our board of directors who shall be appointed to the audit committee of the Company resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures; and ii) Preparing and implementing sufficient written policies and checklists which will set forth procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements.

Since the determination of the material weaknesses described above, we have appointed three independent directors to our board of directors, John Malone, Mark T. Maybury, and Willard C. McNitt, III. We plan to establish an Audit Committee before the end of the current fiscal year.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on the Company’s Board. In addition, management believes that preparing and implementing sufficient written policies and checklists will remedy the following material weaknesses (i) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements; and (ii) ineffective controls over period end financial close and reporting processes. Further, management believes that the hiring of additional personnel who have the technical expertise and knowledge will result proper segregation of duties and provide more checks and balances within the department. Additional personnel will also provide the cross training needed to support the Company if personnel turn over issues within the department occur. This coupled with the appointment of additional outside directors will greatly decrease any control and procedure issues the company may encounter in the future.

We will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and are committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate how long it will take to fully remediate the material weakness. If our remedial measures are insufficient to address the material weakness, or if significant deficiencies or material weaknesses in our internal control over financial reporting are discovered or occur in the future, it may adversely affect the results of our management evaluations and, when required, annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. In addition, if we are unable to successfully remediate the material weakness and if we are unable to produce accurate and timely financial statements or we are required to restate our financial results, our common stock price may be adversely affected and we may be unable to maintain compliance with exchange listing requirements.

MANAGEMENT CONCLUDED THAT THE COMPANY'S DISCLOSURE CONTROLS AND PROCEDURES WERE NOT EFFECTIVE AT SEPTEMBER 30, 2021

In our annual report for the year ended December 31, 2020 and our quarterly report for the period ended September 30, 2021, management carried out an evaluation of the effectiveness of the design and operation of our company's disclosure controls and procedures. Based upon that evaluation, management concluded that as of the relevant dates, our disclosure controls and procedures were not effective due to the existence of material weaknesses in our internal controls over financial reporting. We believe that our disclosure controls and procedures will become effective as we carry out the remediation plan for our internal controls over financial reporting as described above.

WE HAVE A HISTORY OF NOT SATISFYING OUR PUBLIC REPORTING REQUIREMENTS UNDER FEDERAL SECURITIES LAWS

Although we are subject to the reporting requirements of the Exchange Act, we have a history of not satisfying our reporting requirements. We did not file Form 10-K for the fiscal year ended December 31, 2019, nor did we file Form 10-Q for March 31, 2020, June 30, 2020, or September 30, 2020. We also did not timely filed Form 10-K for the fiscal year ended December 31, 2020 or Form 10-Q for the quarter ended March 31, 2021. If we fail to meet our obligations under the Exchange Act, we could be subject to disciplinary action which could result in a decrease in value or the suspension of trading of our shares. We believe that as we carry out the remediation plan for our internal controls over financial reporting, as described above, that we will be able to satisfy our public reporting requirements in the future. We filed Form 10-Q for the quarter ended June 30, 2021 and September 30, 2021.

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OUR DUAL CLASS STRUCTURE MAY INCREASE THE VOLATILITY OF OUR COMMON STOCK

Our dual class structure may result in a lower or more volatile market price of our common stock or other adverse consequences. We plan to have both classes of our common stock listed for trading on a national exchange, however this dual class structure may be viewed unfavorably by investors and result in lower trading volumes and a decrease in the price of our common stock. The market price of the Class A and Class B common stock shares may diverge given differences in trading volume, voting power, and the markets that each class of shares may trade upon. This divergence could cause significant losses to your investment.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A or B Common Stock by the selling stockholders.

We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares at a fixed price of $5.00 per share until such time as the shares of the respective class of our common stock are quoted on the OTC Bulletin Board, OTCQX, OTCQB or a National Securities Exchange.

DILUTION

The sale of our Class A or B Common Stock by the selling stockholders will not have a dilutive impact on our stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to the resale of up to 1,387,000 shares of our Class A Common Stock and 1,800,000, shares of our Class B Common Stock, by the selling stockholders. The selling stockholders may offer and sell, from time to time, any or all of shares of our Class A and B Common Stock.

The following table sets forth certain information regarding the beneficial ownership of shares of Class A and B Common Stock by the selling stockholders as of December 15, 2021 and the number of shares of our Class A and B Common Stock being offered pursuant to this Prospectus. The selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 1,387,000 shares of our Class A Common Stock or of the 1,800,000 shares of our Class B Common Stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Class A and B Common Stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that the selling stockholders will sell all of their shares of our Class A or B Common Stock being offered in the offering.

Ms. Chervil has been an officer, director and majority stockholder since inception.

To our knowledge, the selling stockholders are not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our Class A and B Common Stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of selling stockholders	Class A or B Shares Owned by selling stockholders before the Offering(1)	Total Class A or B Shares Offered in the Offering	Number of Class A or B Shares to Be Owned by selling stockholders After the Offering and Percent of Total Issued and Outstanding Class A or B Shares(1)(2)
			# of Shares	% of Class
Lynda Chervil	870,000	870,000	0	0%
	18,800,000	1,800,000	17,000,000	90.4%
Jean Ernest Chervil	50,000	50,000	0	0%
Rosenie Chervil	50,000	50,000	0	0%
Yolande Saint Juste	50,000	50,000	0	0%
Richard Marriot	50,000	50,000	0	0%
Alliance Equity Capital Group, Inc.	30,000	30,000	0	0%
Moise Jean Louis	30,000	30,000	0	0%
Christopher B Lowry	26,000	26,000	0	0%
Bart L Fooden	25,000	25,000	0	0%
Naomie Leah Cervil	24,000	24,000	0	0%
Aude Soichet	20,000	20,000	0	0%
Jeff Turner	15,000	15,000	0	0%
Getro Maceno	14,000	14,000	0	0%
Roseline Chervil	12,000	12,000	0	0%
Beer Scheba Chervil	11,000	11,000	0	0%
Vilicia Chervil	11,000	11,000	0	0%
Jennifer Buzzeli	10,000	10,000	0	0%
Jesula Delpe	10,000	10,000	0	0%
Mark L Deutsch	10,000	10,000	0	0%
Myron Gould	10,000	10,000	0	0%
Hiromi Ishizu	10,000	10,000	0	0%
Dino Michetti	10,000	10,000	0	0%
Ethan M Young	10,000	10,000	0	0%
Alan D Swersky	5,000	5,000	0	0%
Roger M Young	5,000	5,000	0	0%
Kevin Mabley	3,000	3,000	0	0%
Gregorie C Maceno	2,000	2,000	0	0%
Jared G Maceno	2,000	2,000	0	0%
Jules G Maceno	2,000	2,000	0	0%
Cleopas Natio	2,000	2,000	0	0%
Joe Zeela Nicolas	1,000	1,000	0	0%
Cory R Joseph	1,000	1,000	0	0%
Angela Lowry	1,000	1,000	0	0%
Christopher Lowry	1,000	1,000	0	0%
Joslyn Marcelin	1,000	1,000	0	0%
Rouby B Metellus	1,000	1,000	0	0%
Dafnie Nacius	1,000	1,000	0	0%
Gianni Toussaint	1,000	1,000	0	0%
Totals:
Class A Common Stock	1,387,000	1,387,000	0	0%
Class B Common Stock	18,800,000	1,800,000	17,000,000	90.4%

(1) All shares are Class A Common Stock except for 18,800,000 shares owned by Ms. Chervil that are Class B Common Stock. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment with respect to shares of Common Stock. Shares of Class A and B Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2) We have assumed that the selling stockholders will sell all of the shares being offered in this offering. Lynda Chervil will continue to own 17,000,000 shares of Class B Common Stock.

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PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 1,387,000 shares of our Class A Common Stock and 1,800,000 shares of Class B Common Stock. The selling stockholders may, from time to time sell any or all of their shares of Class A or B Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus, subject to the conditions described below.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The selling stockholders are underwriters within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholders will be subject to the Prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The shares of the Class A and B Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A and B Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Class A and B Common Stock by the selling stockholders or any other person. We will make copies of this Prospectus available to the selling stockholders and will inform it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements of Section 13 or 15(d) of the Exchange Act for at least 90 days, an eligible stockholder is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible stockholder under Rule 144, such stockholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and must have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144, subject to the expiration of the lock-up agreements described below.

Beginning 90 days after the date of this prospectus, within any three-month period, such stockholders may sell a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 218,510 shares immediately following this offering, assuming no exercise of the underwriters’ option to purchase additional shares; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company is authorized to issue 100,000,000 shares of capital stock of which 81,200,000 shall be designated Class A Common Stock at $0.001 par value and 18,800,000 shares be designated Class B Common Stock at $0.001 par value.

The powers, preferences and rights of the Class A Common Stock and Class B Common Stock and the qualification, limitations and restrictions thereof, are in all respects identical except that each Class A Common Stock has one vote per share on all matters brought to a vote of the shareholders and holders of our Class B Common Stock have three votes per share on all matters brought to a vote of the shareholders.

The future issuance of all or part of its remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by its then existing stockholders. The Company may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by the Company’s investors, and might have an adverse effect on any trading market for the Class A and B Common Stock that may develop.

No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Our shareholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Common Stock being offered hereby will be passed upon for us by McMurdo Law Group, LLC

The financial statements as of and for the years ended December 31, 2020 and 2019 included in this Prospectus and Registration Statement have been audited by Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Our unaudited interim financial statements as of September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 are also included herein.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1/A with the SEC under the Act with respect to the Class A and B Common Stock offered by selling stockholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Class A and B Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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DESCRIPTION OF BUSINESS

Internet Sciences Inc. (“ISI” or the “Company”) was incorporated in the State of Delaware on May 20, 2016. Its consolidated Variable Interest Entity (“VIE”), Trine Digital Broadcasting Ltd, was incorporated in the United Kingdom on July 3, 2017. The Company is also the 100% owner of two wholly-owned subsidiaries, Institute of Technology Informatics & Computer Analytics LLC, a New York limited liability company organized in September 2014 ("IoTICA"), and Analygence Limited, incorporated in the United Kingdom in April 2020.

The Company’s principal place of business is located at 521 Fifth Ave, 17th Floor, New York, New York 10175.

OVERVIEW

On October 5, 2019, the Company changed its name to Internet Sciences Inc. (“ISI” or the “Company”), formerly known as Luxury Trine Digital Media Group Inc., is an early-stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

ASC 810-10-25-38, “Consolidation of Variable Interest Entities” requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests. Trine Digital Broadcasting is a variable interest entity as defined by ASC 810-10-25-38. As ISI owns 49% of the VIE and the founder (CEO) majority shareholder (a related party) of ISI controls the remaining 51%, ISI has been determined to be the primary beneficiary of this VIE. The VIE was formed to expand the business of ISI into the United Kingdom. There are no formal explicit arrangements as of September 30, 2021 that require ISI to provide financial support to the VIE, although financial support is implied by the relationship. There were no operations, assets, or liabilities of the VIE as of September 30, 2021.

We are unaware of any material risks associated with this VIE.

ISI is an Information Communications Technology company that seeks to become a multi-industry technology-based enterprise through growing our current operations in the technology and broadcasting industry and expanding to new business segments including new media technologies, digital telecommunication, Cybersecurity, data storage, IoT enabling technologies and cutting edge ICT technologies for Data Analytics.

While ISI’s primary activities in the United Kingdom will focus on delivering managed high performance WIFI networks, managed ITC solutions, data centers and co-location services, broadband and mobile connectivity across Continental Europe, its US operations will sharply focus on Cybersecurity and organic growth by launching new business segments that design commercial intelligent software applications, scalable cloud based platforms that deliver enterprise solutions as Platform-as -a -Service (PaaS) and infrastructure solutions as Infrastructure-as-a service (IaaS).

As a complement to its total products and service offerings across the entire company’s landscape and global footprint, ISI seeks to add value by offering its consulting services with expertise in artificial intelligence, data analytics, supply chain and logistics.

The Company’s principal place of business is 521 Fifth Ave, 17th Floor, New York, NY 10175.

The Company’s business model focuses on executing a two-tier growth strategy:

a.	Growth by identifying and acquiring existing revenue producing companies with tenure of 10 years or greater in the technology spaces in which they operate, have attained a critical mass of customers, own intellectual property assets or provide critical services to business customers and governments. We do not currently have any planned acquisitions under executed Letters of Interest.

b.	Organic growth by launching product development projects aimed to be commercialized by forming new business segments that sells its services in horizontal markets for diversification across geographies, industries, and customers.

The Company currently owns and licenses several media properties through Luxury Trine TV.

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Luxury Trine TV

Luxury Trine TV is an OTT platform1 owned by ISI that distributes short form luxury lifestyle information and entertainment content to diverse consumer segments via smart TV platforms and set top boxes. The company developed and owns 6 proprietary TV application for Apple TV, Amazon Fire TV, Roku TV, Samsung, LG and Android TV.

As of July 2018, the company has ceased its broadcasting activities in the US as it is preparing to relaunch its broadcasting activities in the UK via Trine Digital Broadcasting Ltd ( the “ VIE”). The company has chosen to change its strategy by focusing on a UK audience through connected Freeview which is a hybrid of terrestrial TV and OTT.

Freeview (terrestrial) is the largest UK broadcasting platform available in 18.3 million UK households (this includes homes that have two or more platforms – i.e. Freeview and another platform) and dedicated Freeview only homes equate to 11.4 million UK households. See below figures:-

Freeview	18.31 million UK households
Freeview ONLY	11.4
Sky	8.6
Cable	4.17
YouView	2.2
Other Sat	1.18
Freesat	1.18

Connected Freeview, is IP streamed TV which appears on the main Freeview EPG – and Ofcom estimates that three quarters of UK households now have either a connected or smart TV in their homes.

(See link https://www.ofcom.org.uk/__data/assets/pdf_file/0011/222401/communications-market-report-2021.pdf)

Trine Digital Broadcasting LTD. (the “VIE”)

Trine Digital Broadcasting Ltd is a UK based broadcasting company that will distribute both short form and long form television content via a hybrid of terrestrial TV and OTT enabling advertisers to reach critical mass audiences with diverse forms of access to television contents.

The VIE’s objectives are twofold:

a.	Develop Software as a Service (‘SaaS”) broadcast technology products to expand its commercial activities.

b.	Bring addressable TV to the US once there is a market for HbbTV in the US. Presently there is no market for Hybrid broadcast broadband TV (“HbbTV”) in the US and addressable TV is an opportunity gap that we intend to fill with HbbTV enabling technologies in the US market.

Based upon the growth of the UK media market, our initial focus for Trine Digital Broadcasting Ltd., will be in the UK where we intend to acquire existing UK based media companies to deploy our strategies which include strategic alliances with UK based companies to balance market penetration, market development, product development and diversification.

1 Over-the-top content (OTT) is the audio, video, and other media content delivered over the Internet without the involvement of a multiple-system operator (MSO) in the control or distribution of the content.

Studies

According to a 2021 Price Waterhouse Global Entertainment & Media Outlook, the UK is forecasted to return to growth this year and continue to grow over the next four years driven by sectors liberated from Covid restrictions. By 2025, the UK is set to overtake Germany as the biggest E&M market in Western Europe by revenue. Digital advertising is forecast to continue to forge ahead, rising at a CAGR of almost 8% over the next four years, twice as fast as non digital.

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•	UK compound annual growth rate to outpace global over the forecast period
•	Total UK advertising spend to grow at 7% p.a. over the next 5 years as it recovers from the pandemic disruption
•	Total UK consumer spending on Entertainment & Media to grow at 5% p.a. over the next 5 years, driven by continued digital downloads, access and consumption
•	PwC forecasts growth will rebound 9% this year and over the forecast period at a compound annual growth rate (CAGR) of 5% outpacing the expected growth in E&M revenues at a global level.
•	By 2025, the UK’s E&M sector is expected to be worth £88bn with only the US, China and Japan worth more globally.
•	Latest forecasts support optimism about augmented reality (AR) and virtual reality (VR) growing to a value of more than $44.7 billion worldwide by 2024.
•	The UK is a key driver for these sectors within Europe, which is forecast to hold a 25% share of the global market behind only the US and the Asia-Pacific region.

The implications of these studies suggest that we will benefit from current and future growth in new media by focusing, identifying, and investing in growing and emerging sectors as we recognize the innovative nature of British enterprises is critical as the technologies seek new use cases outside of the gaming industry.

Our Competition

Our competitive landscape is as diverse as the business segments in which we seek to operate. We face competition from some of the largest and best capitalized companies in the United States and throughout the world and include media conglomerate such as Google, Apple, British Telecom, Amazon to smaller technology consulting companies such as Critical Future. These and other niche companies have greater name recognition and financial resources, enabling them to finance acquisition and development opportunities or develop and support their own operations. They may also be in a position to pay higher prices than we would for the same acquisition opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Many of our competitors have established methods of operation that have been proven over time to be successful

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements.

Overview

ISI is an Information Communications Technology company that seeks to become a multi-industry technology-based enterprise through growing our current operations in the technology and broadcasting industry and expanding to new business segments including new media technologies, digital telecommunication, Cybersecurity, data storage, IoT enabling technologies and cutting edge ICT technologies for Data Analytics.

The company expects to reach a broad base of existing clients across Continental Europe, principally in the United Kingdom, Belgium, the Netherlands and Luxemburg. While ISI’s primary activities in the United Kingdom will focus on delivering managed high performance WIFI networks, managed ITC solutions, data centers and co-location services, broadband and mobile connectivity across Continental Europe, its US operations will sharply focus on Cybersecurity, telecommunication infrastructure as a contractor to Verizon, Comcast, AT&T and others in the telecommunication space for design engineering and installation of fiberoptic cable lines in addition to organic growth by launching new business segments that design commercial intelligent software applications, scalable cloud based platforms that deliver enterprise solutions as Platform-as -a -Service (PaaS) and infrastructure solutions as Infrastructure-as-a service (IaaS).

As a complement to its total products and service offerings across the entire company’s landscape and global footprint, ISI seeks to add value by offering its consulting services with expertise in artificial intelligence, data analytics, supply chain and logistics.

The Company’s principal place of business is 521 Fifth Avenue Ave, 17 Floor, New York, NY 10175

The Company’s business model focuses on executing a two-tier growth strategy:

a.	Growth by identifying and acquiring existing revenue producing companies with tenure of 10 years or greater in the technology spaces in which they operate, have attained a critical mass of customers, own intellectual property assets or provide critical services to business customers and governments. We do not currently have any planned acquisitions under executed Letters of Intent.

b.	Organic growth by launching product development projects aimed to be commercialized by forming new business segments that sells its services in horizontal markets for diversification across geographies, industries, and customers.

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Our Outlook

We are considered to be in the development stage as defined in the accounting standards since we have not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, we have allocated a substantial portion of our time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. We have generated limited revenue from operations. The Company’s activities during the development stage are subject to significant risks and uncertainties. The Company currently plans on raising funds in the amount of $10 million through an Initial Public Offering filed in conjunction with this Offering. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

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Results of Operations

Three and Nine Months Ended September 30, 2021 Compared to Three and Nine Months Ended September 30, 2020

Revenue

The Company is considered to be an early stage company. There were no revenues generated during the three and nine months ended September 30, 2021 and September 30, 2020.

Operating Expenses and Loss from Operations

Total operating expenses and loss from operations for the three months ended September 30, 2021 were $32,056 an increase of $21,825, or approximately 213%, from total operating expenses and loss from operations for the comparable three months ended September 30, 2020 of $10,231. This increase is primarily attributable to increased compensation expenses and professional fees.

Total operating expenses and loss from operations for the nine months ended September 30, 2021 were $34,540 an increase of $13,155, or approximately 62%, from total operating expenses and loss from operations for the comparable nine months ended September 30, 2020 of $21,385. This increase is primarily attributable to increased compensation expenses and professional fees.

Other Income (Expense)

There was other income $886 for the nine months ended September 30, 2021, related to forgiveness of our PPP loan, and no other income or expense for the nine months ended September 30, 2020.

Net Loss

We reported a net loss of $32,056 and $33,656 for the three and nine months ended September 30, 2021, respectively, as compared to a net loss of $10,231 and $21,385 for the three and nine months ended September 30, 2021 due to the factors noted above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At September 30, 2021 we had a cash balance of $20. Our working capital deficit was $162,117 at September 30, 2021.

Accrued expenses and accounts payable were $54,965 and $54,970, respectively as of September 30, 2021 and December 31, 2020. Accrued expenses and accounts payable for related party were $4,985 and $20,985, respectively as of September 30, 2021 and December 31, 2020.

The Company is considered to be an early stage company and we had no sales during the nine months ended September 30, 2021 and 2020. Thus net sales are not sufficient to fund our operating expenses. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2021. Therefore our operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues.

Operating activities

Net cash flows used in operating activities for the nine months ended September 30, 2021 amounted to $16,942 and was attributable to our net loss of $33,656, stock based compensation of $17,600, and forgiveness of PPP loan of $886.  Net cash flows used in operating activities for the nine months ended September 30, 2020 amounted to $7,836 and was attributable to our net loss of $21,385, stock based compensation of $6,300, a decrease in prepaid expenses of $1,000, an increase in security deposits of $1,800, and increases in accounts payable and accrued liabilities of $4,449.

Financing activities

Net cash flows provided by financing activities were $16,962 for the nine months ended September 30, 2021, consisting of advances from our CEO. Net cash flows provided by financing activities were $7,815 for the nine months ended September 30, 2020, consisting of proceeds from related parties of $4,034, proceeds from issuance of common stock for $12,300, and PPP loan proceeds of $881, offset by repayments to our CEO of $9,400.

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Year Ended December 31, 2020, compared to Year Ended December 31, 2019.

Revenue

We are considered to be and early-stage company. There were no revenues generated during the year ended December 31, 2020 or 2019.

Operating Expenses and Loss from Operations

Total operating expenses and loss from operations for the year ended December 31, 2020, were $39,033, a decrease of $35,246 from total operating expenses and loss from operations for the comparable year ended December 31, 2019 of $74,279. This decrease is primarily attributable to a decrease in professional fees, compensation, and general and administrative expenses.

Other Income (Expense)

For the year ended December 31, 2020, we reported net other income of $994 as compared to $0 other income (expense) for the year ended December 31, 2019.

 Net Loss

We reported a net loss of $38,039 for the year ended December 31, 2020, as compared to a net loss of $74,279 for the year ended December 31, 2019 due to the factors above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2020, we had a cash balance of $0 and working capital deficit of $162,061.

Current liabilities were $162,061 and $145,443 as of December 31, 2020 and 2019, respectively, and consisted primarily of accounts payable, accrued liabilities, and amounts due to related parties.

The Company is considered to be in the early stage and we had no sales during the year ended December 31, 2020. Thus, net sales are not sufficient to fund our operating expenses.  We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We reported a net loss of $38,039 during the year ended December 31, 2020.  We do not anticipate we will be profitable in 2021.  Therefore, our operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues.

Operating activities

Net cash used in operating activities for the year ended December 31, 2020, amounted to $3,581, which was comprised of a net loss of $38,039, offset by $6,300 in stock-based compensation and net change in operating assets and liabilities totaling $28,158. Net cash used in operating activities for the year ended December 31, 2019 amounted to $36,310, which was comprised of a net loss of $74,279, offset by $28,500 in stock-based compensation and net change in operating assets and liabilities totaling $9,469.

Financing activities

Net cash flows provided by financing activities were $3,560 for the year ended December 31, 2020, which consisted of net repayments on related party loans of $9,621, proceeds from the issuance of common stock of $12,300, and $881 in PPP loan proceeds. Net cash flows provided by financing activities for the year ended December 31, 2019 was $36,218 in net proceeds from related party loans.

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Critical Accounting Policies and Estimates

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for our company include revenue recognition and accounting for stock based compensation, use of estimates, and income taxes.

Revenue Recognition

The Company adopted the guidance of the FASB ASC 606 “Revenue from Contracts with Customers” on January 1, 2017 and in general will record revenue when a contract with the rights of the parties identified has been approved and the parties have committed to the contract, payment terms have been established, the contract has commercial substance, performance obligations have been satisfied and collectability is probable. There was no cumulative effect of the adoption of ASC 606 “Revenue from Contracts with Customers” since the Company is in the early stage and had no revenues during the years ended December 31, 2020 or 2019, or subsequently through September 30, 2021.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718, Compensation – Stock Compensation, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the individual or entity is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of services received in exchange for an award based on the grant-date fair value of the award.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates made by management in the accompanying financial statements include, but are not limited to the fair value of stock based compensation and the deferred tax asset valuation allowance.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

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Recent Accounting Pronouncements and Adoption of New Accounting Principles

The Company has reviewed and implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are no new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off Balance Sheet Arrangements

None

DESCRIPTION OF PROPERTY

Our principal office is located at 521 Fifth Ave, 17th Floor, New York, New York 10175 . We lease this space on a month-to-month basis at a cost of $160 per month. We believe that this space is sufficient for our current needs.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, the number of shares of common stock owned of record and beneficially by executive officers, directors, persons who hold 5% or more of our outstanding common stock, and by all officers and directors as a group:

Name & Position	# Shares Owned Beneficially	Percentage of Ownership (1)
Lynda Chervil, CEO, Director	870,000 Class A Common Shares 18,800,000 Class B Common Shares	62.7% 100%
Matthew Liotine, CTO	0	0
John Malone, Director	0	0
Mark T. Maybury, Director	0	0
William C. McNitt, III, Director	0	0
Christopher Morris, CFO	0	0

(1)	Percent of ownership is based on 1,387,000 shares of Class A common stock outstanding and 18,800,000 shares of Class B common stock outstanding.

DIRECTORS AND EXECUTIVE OFFICERS

Lynda Chervil – Chairman/President/CEO/Treasurer/Secretary

Lynda Chervil is our Chief Executive Officer and Chairperson of the Board of Directors. She graduated from New York University with a Master of Science in Integrated Marketing Communications and has held many roles in new business sales development, executive leadership, sales management, marketing strategy development, deployment and implementation. Prior to venturing into entrepreneurial pursuits, Ms. Chervil led and managed a consumer and commercial bank market of $1.1 billion at Wells Fargo Bank for five years with full P/L accountability. She is both a Fellow of the Institute of Consulting and Chartered Management Institute in the United Kingdom and a recipient of Level 7 Award in Professional Consulting conferred by both the Institute of Consulting and the Chartered Management Institute for writing a disquisition on Strategy Consulting.

Matthew Liotine – Chief Technology Officer and Senior Managing Director

Matthew Liotine was appointed to serve as Chief Technology Officer and Senior Managing Director of the Company on September 13, 2021. Mr. Liotine is an experienced executive and university business researcher who was served on company boards and led advisory panels on strategic technology issues. His industry experience includes manufacturing, retail, CPG, health, information technology, private equity, and chemical. He is currently a member of the Board of Directors of Syndicate Inc., Acirah PBC, Coinifide LLC, NWI Inc, and The Center for Supply Chain Management & Logistics at the University of Illinois at Chicago. He is also a member of the advisory board for Mastercard Inc. He previously served on the advisory board for Wells Fargo Inc., Accenture Inc., Oracle Inc., Baird Capital Partners, and Amick Brown LLC.

Christopher Morris – Chief Financial Officer

Christopher Morris is the Chief Financial Officer and Senior Managing Director of Internet Sciences Inc. (ISI). He has been the owner of CM Financial Consulting since 2015.  With experience serving as accounting and finance advisor for multi-billion-dollar businesses in the private equity, hedge, and utilities sectors with PriceWaterhouseCooper and in private practice, he will lead ISI in the financial management, financial systems implementation, and external/SEC reporting processes. Mr. Morris is a Certified Public Accountant in the United States.

John Malone – Director

John Malone was elected to the Company's board of directors on September 8, 2021. Mr. Malone has achieved high levels of success in a wide range of organizations from a Fortune 100 company to brand new startups. Mr. Malone has spent five years an independent director of Amber Road Inc, a NYSE company, a combined ten years as the executive chairman of two VC backed SW companies, 2 years as a founder and CEO, and 20+ years accountable for revenue generation as the SVP of Sales and Marketing, and 5 years as a mentor and executive coach to 18 CEOs. He currently serves as Chairman of a CEO Peer Group for Vistage International, advisor to the CEO at Stardog, and an Executive Committee Member of the advisory board of the Virginia Tech Apex Center for Entrepreneurs by the Princeton Review.

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Mark T. Maybury – Director

Mark T. Maybury was elected to the Company's board of directors on September 8, 2021. Mr. Maybury is currently the Chief Technology Officer of Stanley Black & Decker. Dr. Maybury’s board experience extends over the past 17 years. A current member of the Defense Science Board, the Connecticut Science Center Board, and the Mark Twain House and Museum Board, he served on the Executive Committee of the Air Force Scientific Advisory Board and the Homeland Security Science and Technology Advisory Committee. He is a former member of the board of the Object Management Group/Industrial Internet Consortia and of the Advanced Cyber Security Center (ACSC). He serves on the DoE JCESR Energy Storage Advisory Committee. Dr. Maybury is a Fellow of both the IEEE and the Association for the Advancement of Artificial Intelligence. He has authored or edited 10 books and more than 60 refereed publications. He has testified to the U.S. Congress, served as expert witness in the U.K., and was awarded 3 patents plus one pending and numerous awards including from the Secretary of Defense and President of the United States.

Willard C. McNitt, III – Director

On September 8, 2021, Willard C. McNitt, III was elected to serve as a member of the Company's board of directors, effective September 20, 2021. He has significant experience as an executive officer with a deep understanding of financial markets and institutions with international exposure and strengths in developing solutions to complex financial challenges. He has had extensive experience in the Private/Alternative Investing sector with areas of focus including venture capital, private equity, mergers and acquisitions, restructurings and leveraged and management buyouts.

After starting his career at Price Waterhouse, Mr. McNitt joined Gould Electronics. He remained with the company after its acquisition by Nippon Mining, until he was recruited by Zenith Electronics to be its Corporate Treasurer. At Zenith, Mr. McNitt was a key member of the strategic planning and operating committees chaired by the CEO. In 1995, Mr. McNitt was named Zenith’s Chief Financial Officer. In 1995-96, LG Electronics acquired Zenith in a two- step stock transaction. In 1996, Mr. McNitt was named Chief Financial Officer of Netdox, Inc., an internet security services company whose major stakeholders were Deloitte Consulting and Thurston Group, a Chicago-based private equity firm. Netdox was sold in 2000 and Mr. McNitt joined Thurston Group as a Principal. Since 2000, Thurston Group has invested in lower middle-market private companies in healthcare, telecom, financial services and Internet services. Mr. McNitt is involved with the Thurston Group’s M & A, business development, and investor relations activities.

Mr. McNitt serves or has served as a member of the board of directors of Royalty Capital, ACG Chicago, Claremont McKenna College Parents Board, Harvard Club of Chicago, Goodman Theater, Prentice Hospital, Amherst Club of Chicago, Harvard Business School of Chicago, Henrotin HospitalJunior Board and Chicago Symphony-Junior Board. Having earned the Eagle Scout distinction Mr. McNitt also is active in local scouting activities.

Mr. McNitt is a member of industry groups, including ACG, ACHE, AICPA, CFA, FEI, HFMA, NACD, SHSMD and TMA. He received a B. A. with Honors in Economics from Amherst College and a MBA in Finance from Harvard Business School. He is a certified public accountant, and CFA.

EXECUTIVE COMPENSATION

During the years ended December 31, 2020 and 2019, the Company issued 50,000 and 245,000 shares of Class A Common Stock for services to the former Chief Operating Officer and Chief Executive Officer/Chairman of Board of Directors at $0.10 fair market value for total expense of $5,000 and $24,500, respectively.

During the year ended December 31, 2020, the Company recorded accrued wages totaling $16,000. On July 30, 2021, 160,000 shares of Class A common stock were issued in satisfaction of the accrual.

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Summary Compensation Table

The following table presents all of the compensation paid or awarded to or earned by our executive officers for the fiscal years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Lynda Chervil	2021	$0	$—	$—	$16,000	$—	$—	$16,000
President, CEO	2020	$0	$—	$—	$5,000	$—	$—	$5,000
	2019	$0	$—	$—	$24,500	$—	$—	$24,500

(1) Consisting of shares issued at $0.10 fair market value.

Ms. Chervil’s address is 521 Fifth Ave, 17th Floor, New York, New York 10175.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

During the year ended December 31, 2020 the Company’s Chief Executive Officer advanced $2,822 short term, non-interest-bearing loans to the Company and was repaid $12,433. During the year ended December 31, 2019 the CEO advanced the Company $38,808 and was repaid $2,590. As of December 31, 2020 and 2019, there were $85,225 and $94,846, respectively, due to, the Company’s CEO.

During the years ended December 31, 2020 and 2019, the Company issued 60,000 and 245,000 shares of common stock -class A to its officers and director for services rendered to the Company, respectively. The shares were valued at fair market value of $.10 on the grant date and recognized as compensation expense totaling $6,000 and $24,500, respectively.

During the year ended December 31, 2020, the Company recorded accrued CEO wages of $16,000 and expenses reimbursable to its CEO of $4,985, for total related party accruals of $20,985 at December 31, 2020. The common shares were subsequently issued on July 20, 2021.

During the nine months ended September 30, 2021 and 2020, the Company received advances from its CEO totaling $16,962 and $4,034, respectively, and repaid $0 and $9,400, respectively. As of September 30, 2021, there was $102,187 due to the Company’s CEO.

LEGAL PROCEEDINGS

No proceedings are pending to which the Company or any of its property is subject, nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Class A and/or B common stock does not trade on any exchange or on any electronic quotation system. While we plan to apply for both classes of our common stock to be listed on a National Securities Exchange in the future, there is no guaranty that our common stock will be listed on any such exchange or that a public market for our common stock will develop.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND FINANCIAL DISCLOSURE

On April 23, 2020, the Board of Directors of Internet Sciences, Inc. (the "Company") approved the dismissal of its then independent registered public accounting firm, Ahmed & Associates CPA, P.C. ("Ahmed") effective April 23, 2020. The Board made this decision due to the revocation of Ahmed's registration with the Public Company Accounting Oversight Board ("PCAOB").

Ahmed's reports on the financial statements of the Company for the fiscal years ended December 31, 2017 and December 31, 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal year ended December 31, 2017 and through December 31, 2018, there were (i) no disagreements with Ahmed on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Ahmed's satisfaction, would have caused Ahmed to make reference thereto in their reports on the financial statements for such years, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K. Ahmed was not requested by the Board to recertify the 2017 and 2018 audits due to its removal from the PCAOB as a member firm.

Effective December 7, 2020, the Company engaged Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC) (“Pinnacle”) as the Company's independent registered public accounting firm beginning with the fiscal years ended December 31, 2019 and 2020, as approved by the Company’s Board of Directors.

Prior to engagement, the Company did not consult with Pinnacle regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

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FINANCIAL STATEMENTS

36

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED SEPTEMBER 30, 2021

Internet Sciences Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$20	$-
Total Current Assets	20	-

Total Assets	$20	$-

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable and accrued liabilities	$54,965	$54,970
Accounts payable and accrued liabilities – related party	4,985	20,985
Due to related party	102,187	85,225
Loans payable	-	881
Total Current Liabilities	162,137	162,061

Total Liabilities	162,137	162,061

Stockholders' Deficit
Common Stock, $0.001 par value 100,000,000 authorized,
Common Stock Class A, 81,200,000 shares designated, 1,378,000 and 1,051,000 shares issued and outstanding, respectively	1,387	1,051
Common Stock Class B, 18,800,000 shares designated, 18,800,000 shares issued and outstanding	18,800	18,800
Additional paid-in capital	166,311	133,047
Accumulated deficit	(348,615)	(314,959)
Total stockholders’ deficit	(162,117)	(162,061)

Non-controlling interest	-	-
Total Stockholders' Deficit	(162,117)	(162,061)

TOTAL Liabilities and Stockholders' Deficit	$20	$-

See accompanying notes to consolidated financial statements (unaudited)

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Internet Sciences Inc.

Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenue	$-	$-	$-	$-

Operating Expenses:
General and administrative	801	8,121	3,285	11,279
Professional fees	13,655	810	13,655	3,806
Compensation	17,600	1,300	17,600	6,300
Total operating expenses	32,056	10,231	34,540	21,385

Operating Loss	(32,056)	(10,231)	(34,540)	(21,385)

Other income (expense)
Other income	-	-	886	-
Interest expense	-	-	(2)	-
Total other income (expense)	-	-	884	-

Net loss before taxes	(32,056)	(10,231)	(33,656)	(21,385)

Income tax provision	-	-	-	-

Net Loss	$(32,056)	$(10,231)	(33,656)	(21,385)

Net loss attributable to:
Internet Sciences, Inc.	(32,056)	(10,231)	(33,656)	(21,385)
Non-controlling interest	-	-	-	-

Comprehensive Loss	$(32,056)	$(10,231)	$(33,656)	$(21,385)

Net loss per share, basic and diluted	$(0.00)	$(0.00)	(0.00)	(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	19,910,445	19,754,730	19,910,663	19,851,000

See accompanying notes to consolidated financial statements (unaudited)

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Internet Sciences Inc.

Consolidated Statement of Changes in Stockholders' Deficit

Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	Common Stock Class A		Common Stock Class B		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance - December 31, 2019	865,000	$865	18,800,000	$18,800	$114,633	$(276,920)	$-	$(142,622)

Issuance of common shares for compensation, related party	50,000	50	-	-	4,950	-	-	5,000
Net loss	-	-	-	-	-	(9,382)	-	(9,382)
Balance - March 31, 2020	915,000	915	18,800,000	18,800	119,583	(286,302)	-	(147,004)

Issuance of common shares for cash	83,000	83	-	-	8,217	-	-	8,300
Net loss						(1,772)	-	(1,772)
Balance - June 30, 2020	998,000	$998	18,800,000	18,800	127,800	(288,074)	$-	$(140,476)
Issuance of common shares for compensation, services	13,000	13	-	-	1,287	-	-	1,300
Issuance of common shares for cash	40,000	40	-	-	3,960	-	-	4,000
Net loss	-	-	-	-	-	(10,231)	-	(10,231)
Balance - September 30, 2020	1,051,000	$1,051	18,800,000	$18,800	$133,047	$(298,305)	$-	$(145,407)

Balance – December 31, 2020	1,051,000	$1,051	18,800,000	$18,800	$133,047	$(314,959)	$-	$(162,061)
Net loss	-	-	-	-	-	(1,396)	-	(1,396)
Balance – March 31, 2021	1,051,000	$1,051	18,800,000	$18,800	$133,047	$(316,355)	$-	$(163,457)
Net loss	-	-	-	-	-	(204)	-	(204)
Balance - June 30, 2021	1,051,000	$1,051	18,800,000	$18,800	$133,047	$(316,559)	$-	$(163,661)
Issuance of common shares for compensation, services	16,000	16	-	-	1,584	-	-	1,600
Issuance of common shares for repayment of related party accruals	160,000	160	-	-	15,840	-	-	16,000
Issuance of common shares for compensation, related party	160,000	160	-	-	15,840	-	-	16,000
Net loss	-	-	-	-	-	(32,056)	-	(32,056)
Balance - September 30, 2021	1,387,000	$1,387	18,800,000	$18,800	$166,311	$(348,615)	$-	$(162,117)

See accompanying notes to consolidated financial statements (unaudited)

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Internet Sciences Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(33,656)	$(21,385)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	17,600	6,300
Forgiveness of PPP loan	(886)	-
Changes in current assets and liabilities:
Prepaid expenses	-	1,000
Security deposit	-	1,800
Accounts payable and accrued liabilities	-	5
Accounts payable and accrued liabilities – related party	-	4,444
Net cash used in operating activities	(16,942)	(7,836)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party	16,962	4,034
Proceeds from issuance of common stock	-	12,300
Repayment to related party	-	(9,400)
Proceeds from loans	-	881
Net cash provided by financing activities	16,962	7,815

Net change in cash for the period	20	(21)
Cash at beginning of period	-	21
Cash at end of period	$20	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non-Cash Investing and Financing Activity	$-	$-
Issuance of common shares for repayment of related party accruals	$16,000	$-

See accompanying notes to consolidated financial statements (unaudited)

40

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED

SEPTEMBER 30, 2021

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Internet Sciences Inc. (“ISI” or the “Company”) was originally incorporated as Luxury Trine Digital Media Group, Inc. (“Luxury Trine”) in the State of Delaware on May 20, 2016. Its consolidated Variable Interest Entity (“VIE”), Trine Digital Broadcasting Ltd., was incorporated in the United Kingdom on July 3, 2017.

On October 5, 2018, the Company changed its name to Internet Sciences Inc., which is an early-stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

Based in New York, NY, ISI seeks to operate internationally with a global team known for its technological expertise, deep industry knowledge, world-class research and analytical capabilities, and innovative mindset.

ISI seeks to transform corporations, enterprises and government entities by providing best-in-class solutions, rooted in and driven by the technology, data, and organizational strategy required for operational excellence. Our interdisciplinary teams work in close collaboration with clients, helping them to solve their biggest problems utilizing a user-centric, data-driven approach focusing on creating seamless unified experiences across all digital, communication and physical touchpoints.

The Company’s principal place of business is 521 Fifth Ave, 17th Floor, New York, NY 10175.

Principles of Consolidation

The consolidated financial statements include the following subsidiaries:

		Ownership
	Country	Interest
Trine Digital Broadcasting Ltd (TDB)	United Kingdom	49%
Institute of Technology, Informatics & Computer Analytics LLC (IoTICA)	USA	100%
Analygence Limited (AL)	United Kingdom	100%

The Company’s functional and reporting currency is the United States dollar. The functional currency of TDB and AL is the British pound. On consolidation, the subsidiary translates its assets and liabilities to U.S. dollars using foreign exchange rates which prevailed at the balance sheet date, and translates its revenues and expenses using average exchange rates during the period. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the other comprehensive income/loss.  No foreign currency translation or transactions gains or losses were recognized during the nine months ended September 30, 2021 due to the absence of operations in the UK subsidiaries.

In June 2020, AL was formed in UK as an extension of TICA and as a response to the limitations of travel between the UK and US caused by the COVID-19 pandemic. There were no operations through TDB and AL for the nine months ended September 30, 2021. There were no assets and liabilities of TDB and AL as of September 30, 2021.

In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements (unaudited) are condensed and have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the instructions to Form 10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with US GAAP, have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The results of operations for the period ended September 30, 2021 are not necessarily indicative of the operating results for the full year ended December 31, 2021.

41

In the opinion of management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position, results of operations, and cash flows as of and for the three and nine months ended September 30, 2021 and 2020, have been made.

Variable Interest Entity

ASC 810-10-25-38, “Consolidation of Variable Interest Entities” requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests. Trine Digital Broadcasting is a variable interest entity as defined by ASC 810-10-25-38. As ISI owns 49% of the VIE and the founder (CEO) majority shareholder (a related party) of ISI controls the remaining 51%, ISI has been determined to be the primary beneficiary of this VIE. The VIE was formed to expand the business of ISI into the United Kingdom. There are no formal explicit arrangements as of September 30, 2021 that requires ISI to provide financial support to the VIE, although financial support is implied by the relationship. There were no assets and liabilities of the VIE as of September 30, 2021. The Company has not provided funding to the VIE to date, therefore, there have been no operations.

Use of Estimates

The preparation of financial statements (Unaudited) in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the accompanying financial statements (Unaudited) include, but are not limited to the fair value of stock based compensation and the deferred tax asset valuation allowance.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. As of September 30, 2021 and December 31, 2020, the Company did not reach bank balances exceeding the FDIC insurance limit.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for accounts payable, accrued expenses, and loans payable approximate their estimated fair market value based on the short-term maturity of these instruments.

Revenue Recognition

The Company follows the guidance of the FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) and recognizes revenue from the sale of products and services following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

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Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company recognizes revenue as it transfers control of promised services to its customers. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for these services.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

ASC 740 related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718, “Compensation – Stock Compensation,” which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the individual or entity is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of services received in exchange for an award based on the grant-date fair value of the award.

Net Loss per Share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period, unless the result is anti-dilutive.

Net loss per share for each class of common stock is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net loss per common shares outstanding:
Common stock -Class A	$(0.03)	$(0.01)	$(0.03)	$(0.02)
Common stock -Class B	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Class A and B combined	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding:
Class A common stock	1,110,445	954,730	1,110,663	1,051,000
Class B common stock	18,800,000	18,800,000	18,800,000	18,800,000
Total weighted average shares outstanding	19,910,445	19,754,730	19,910,663	19,851,000

For nine months ended September 30, 2021 and 2020, there were no potentially dilutive securities outstanding.

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Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 6).

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. As of September 30, 2021, the Company had an accumulated deficit of $348,615, a stockholders’ deficit of $162,117 and a working capital deficiency of $162,117. For the nine months ended September 30, 2021, the Company had a net loss of $33,656 and cash used in operating activities of $16,942. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of these financial statements. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. The Company plans on raising funds through its planned Initial Public Offering and through a pre-listing private market raise. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The global outbreak of the novel coronavirus (COVID-19) has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. While the COVID-19 pandemic has not had a material adverse impact on our operations to date, these conditions could significantly negatively impact the Company’s business in the future. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

The extent to which the COVID-19 outbreak ultimately impacts the Company’s business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the pandemic may result in a significant disruption of global financial markets, which may reduce the Company's ability to access capital or its customers’ ability to pay for past or future purchases, which could negatively affect the Company's liquidity.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

On July 18, 2019, the Company executed a Business Development and Consulting Agreement for consulting and advisement on business development in regard to securing investors for the Company’s $20 million 506c offering and taking indication of interest for a $50 million S-1 IPO Stock Offering. The duration of the agreement is 36 months. During the year ended December 31, 2019, the Company issued 15,000 share of common stock class A, at $0.10 per share for $1,500 in services rendered with respect to this agreement. While no services were rendered during the nine months ended September 30, 2021 or 2020, the contract has remained in full force and effect.

On August 26, 2020, the board of directors approved issuance of 6,000 class A shares of common stock for one year service effective July 22, 2020 to July 22, 2021 to one member of the Company’s advisory board of technology and technicians. During the year ended December 31, 2020, 3,000 shares of common stock for six months services vested at cash base price of $0.10. The remaining 3,000 vested on July 22, 2021.

NOTE 4 – ACCRUED COMPENSATION

During the year ended December 31, 2020, the Company recorded accrued wages totaling $16,000 owed to the Chief Executive Officer, who also serves as Chairman of the Board of Directors. On July 30, 2021, 160,000 shares of Class A common stock were issued in satisfaction of the accrual. (see Note 8). Total accrual at September 30, 2021 and December 31, 2020 was $4,985 and $20,985, respectively.

44

NOTE 5 – LOAN PAYABLE

On May 7, 2020, the Company received an $881 loan pursuant to the Paycheck Protection Program established under the Cares Act (the “PPP Loan”). The PPP Loan had a two-year term and bore interest at a rate of 1.0% per annum. Monthly principal and interest payments of $37.09 are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The PPP Loan contained events of default and other provisions customary for a loan of this type. The PPP Loan may be forgiven if used under program parameters for payroll, mortgage interest and rent expenses.

During April 2021, the Company’s Forgiveness Application of the PPP Loan and accrued interest, totaling $886 was approved in full, and the Company had no further obligations related to the PPP Loan. Accordingly, the Company recorded the forgiven amount as a gain on forgiveness of debt.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2021 and 2020, the Company received advances from its CEO totaling $16,962 and $4,034, respectively, and repaid $0 and $9,400, respectively. As of September 30, 2021 and December 31, 2020, there was $102,187 and $85,225, respectively, due to the Company’s CEO.

NOTE 7 – EQUITY

The Company has authorized 100,000,000 shares of common stock, par value of $0.001 per share, with 81,200,000 shares of common stock -class A designated and 18,800,000 shares of common stock -class B designated. Each holder of common stock-class A and common stock-class B is entitled to one vote and three votes, respectively, for each such share outstanding in the holder’s name.

Common Stock- class A

As of September 30, 2021 and December 31, 2020, the Company had 1,387,000 and 1,051,000, respectively, shares of common stock-class A issued and outstanding with a par value of $0.001 per share.

During the nine months ended September 30, 2020, the Company issued 50,000 shares of class A common stock to its CEO for $5,000 in services rendered, 13,000 share of class A common stock to independent contractors for $1,300 in services rendered, and 123,000 shares of class A common stock to independent investors for $12,300 in cash. The shares were valued at $0.10 per share.

During the nine months ended September 30, 2021, the Company issued 160,000 shares of class A common stock to its CEO for $16,000 in services rendered, and additional 160,000 to the CEO for satisfaction of $16,000 in previously accrued compensation (see Note 4), and 16,000 shares of class A common stock to independent contractors for $1,600 in services rendered. The shares were valued at $0.10 per share.

Common Stock- class B

As of September 30, 2021 and December 31, 2020, the Company had 18,800,000 shares of common stock-class B issued and outstanding. There were no issuances of class B stock during the nine months ended September 30, 2021 or 2020.

NOTE 8 – SUBSEQUENT EVENTS

On September 8, 2021, the Board of Directors of the Company appointed Matthew Liotine to serve as Chief Technology Officer and Senior Managing Director of the Company.

On September 8, 2021, the majority shareholders of the Company elected John Malone and Mark T. Maybury to serve as members of the Board of Directors of the Company, effective immediately.

On September 8, 2021, the majority shareholders of the Company elected Willard C. McNitt, III to serve as member of the Board of Directors of the Company, effective September 20, 2021.

Management has assessed subsequent events from September 30, 2021 through the date the financial statements were issued, and noted no additional items requiring disclosure.

45

INTERNET SCIENCES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2020

(AUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Internet Sciences Inc.

New York, NY

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Internet Sciences Inc. (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses since inception and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditors since 2021.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

August 13, 2021

46

Internet Sciences Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$-	$21
Prepaid expenses	-	1,000
Security deposit	-	1,800
Total Current Assets	-	2,821

Total Assets	$-	$2,821

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$54,970	$50,597
Accounts payable and accrued liabilities – related party	20,985	-
Due to related party	85,225	94,846
Loan payable	881	-
Total Current Liabilities	162,061	145,443

Total Liabilities	162,061	145,443

Stockholders’ Deficit
Common Stock, $0.001 par value 100,000,000 authorized,
Common Stock Class A, 81,200,000 shares designated, 1,051,000 shares and 865,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019	1,051	865
Common Stock Class B, 18,800,000 shares designated,
18,800,000 shares issued and outstanding	18,800	18,800
Additional paid-in capital	133,047	114,633
Accumulated deficit	(314,959)	(276,920)
Total stockholders’ deficit	(162,061)	(142,622)

Non-controlling interest	-	-
Total Stockholders’ Deficit	(162,061)	(142,622)

Total Liabilities and Stockholders’ Deficit	$-	$2,821

The accompanying notes are an integral part of these consolidated financial statements.

47

Internet Sciences Inc.

Consolidated Statement of Operations

	Year Ended
	December 31,
	2020	2019

Revenue	$-	$-

Operating Expenses:
General and administrative	11,937	31,379
Professional fees	4,796	14,400
Compensation	22,300	28,500
Total operating expenses	39,033	74,279

Operating Loss	(39,033)	(74,279)

Other income (expense)
Other income	1,000	-
Other expense	(6)	-
Total other expense	994	-

Net loss before taxes	(38,039)	(74,279)

Income tax benefit	-	-

Net Loss	$(38,039)	$(74,279)

Net loss attributable to:
Internet Sciences, Inc.	(38,039)	(74,279)
Non-controlling interest	-	-

Comprehensive Loss	$(38,039)	$(74,279)

Net loss per share, basic and diluted	$(0.00)	$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding	19,778,584	19,665,000

The accompanying notes are an integral part of these consolidated financial statements.

48

Internet Sciences Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2020 and 2019

	Common Stock Class A		Common Stock Class B		Additional Paid-in	Accumulated	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance - December 31, 2018	580,000	$580	18,800,000	$18,800	$86,418	$(202,641)	$-	$(96,843)

Issuance of common shares for compensation- services	40,000	40	-	-	3,960	-	-	4,000
Issuance of common shares for compensation- services, related party	245,000	245	-	-	24,255	-	-	24,500
Net loss	-	-	-	-	-	(74,279)	-	(74,279)
Balance - December 31, 2019	865,000	865	18,800,000	18,800	114,633	(276,920)	-	(142,622)

Issuance of common shares for compensation- services	3,000	3	-	-	297	-	-	300
Issuance of common shares for compensation- services, related party	60,000	60	-	-	5,940	-	-	6,000
Issuance of common shares for cash at $0.10 per share	123,000	123	-		12,177			12,300
Net loss	-	-	-	-	-	(38,039)	-	(38,039)
Balance - December 31, 2020	1,051,000	$1,051	18,800,000	$18,800	$133,047	$(314,959)	$-	$(162,061)

The accompanying notes are an integral part of these consolidated financial statements.

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Internet Sciences Inc.

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(38,039)	$(74,279)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	6,300	28,500
Changes in operating assets and liabilities:
Prepaid expenses	1,000	200
Security deposit	1,800	-
Accounts payable and accrued liabilities	4,373	9,269
Accounts payable and accrued liabilities – related party	20,985	-
Net cash used in operating activities	(3,581)	(36,310)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party	2,822	38,808
Proceeds from issuance of common stock	12,300	-
Repayment to related party	(12,443)	(2,590)
Proceeds from loan	881
Net cash provided by financing activities	3,560	36,218

Net change in cash for the period	(21)	(92)
Cash at beginning of period	21	113
Cash at end of period	$-	$21

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

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Internet Sciences Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - ORGANIZATION AND OPERATIONS

Internet Sciences Inc. (“ISI” or the “Company”) was originally incorporated as Luxury Trine Digital Media Group, Inc. in the State of Delaware on May 20, 2016. On October 5, 2018, the Company changed its name to Internet Sciences Inc.

ISI is an early-stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

Based in New York, N.Y., ISI seeks to operate internationally with a global team known for its technological expertise, deep industry knowledge, world-class research and analytical capabilities, and innovative mindset.

ISI seeks to transform corporations, enterprises and government entities by providing best-in-class solutions, rooted in and driven by the technology, data, and organizational strategy required for operational excellence. Our interdisciplinary teams work in close collaboration with clients, helping them to solve their biggest problems utilizing a user-centric, data-driven approach focusing on creating seamless unified experiences across all digital, communication and physical touchpoints.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements include the following subsidiaries:

		Ownership
	Country	Interest
Trine Digital Broadcasting Ltd (TDB)	United Kingdom	49%
Institute of Technology, Informatics & Computer Analytics LLC (IoTICA)	USA	100%
Analygence Limited (AL)	United Kingdom	100%

The Company’s functional and reporting currency is the United States dollar. The functional currency of TDB and AL is the British pound. On consolidation, the subsidiary translates its assets and liabilities to U.S. dollars using foreign exchange rates which prevailed at the balance sheet date, and translates its revenues and expenses using average exchange rates during the period. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the other comprehensive income/loss. No foreign currency translation or transactions gains or losses were recognized during the years ended December 31, 2020 or 2019 due to the absence of operations in the UK subsidiaries.

In June 2020, AL was formed in UK as an extension of TICA and as a response to the limitations of travel between the UK and US caused by the COVID-19 pandemic. There were no operations through TDB and AL in 2020. There were no assets and liabilities of TDB and AL as of December 31, 2020 and 2019.

In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated in consolidation.

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Variable Interest Entities

The Company holds a 49% noncontrolling interest in Trine Digital Broadcasting Ltd (TDB) as it is solely a party of interest in providing funding to TDB broadcasting projects. Ownership of the intellectual property assets are to remain with TDB. TDB is deemed to be a variable interest entity (“VIE”) as defined in ASC 810-10-25-38, “Consolidation of Variable Interest Entities” (ASC 810). ASC 810 requires a VIE to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests. As ISI owns 49% of the VIE and the founder (CEO) majority shareholder (a related party) of ISI controls the remaining 51%, ISI has been determined to be the primary beneficiary of this VIE. The VIE was formed to expand the business of ISI into the United Kingdom. There are no formal explicit arrangements as of December 31, 2020 that requires ISI to provide financial support to the VIE, although financial support is implied by the relationship. There were no assets and liabilities of the VIE as of December 31, 2020. The Company has not provided funding to TDB to date, therefore, there have been no operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the accompanying consolidated financial statements include but are not limited to the fair value of stock-based compensation and the deferred tax asset valuation allowance.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are each insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2020, and December 31, 2019, the Company did not reach bank balances exceeding the FDIC insurance limit.

Fair Value of Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The fair value of accounts payable and accrued expenses, loans, and due to shareholder approximates their carrying amounts because of their immediate or short-term maturity.

Revenue Recognition

The Company has adopted the guidance of the FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) and plans to recognize revenue from the sale of products and services following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

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Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company will recognize revenue as it transfers control of promised services to its customers. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for these services. There was no cumulative effect of the adoption of ASC 606 “Revenue from Contracts with Customers” since the Company is in its early stage and had no revenues during years ended December 31, 2020 and 2019.

Income Taxes

Income taxes are determined in accordance with the provisions of ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2020 and 2019, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2020 and 2019, the Company did not have any significant unrecognized uncertain tax positions.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718, “Compensation – Stock Compensation,” which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the individual or entity is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of the services received in exchange for an award based on the grant-date fair value of the award.

Earnings (Loss) per Share Calculations

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. The Company’s diluted loss per share is the same as the basic loss per share for the years ended December 31, 2020 and 2019.

Net loss per share for each class of common stock is as flows:

	Year Ended
	December 31,
	2020	2019
Net loss per share, basic and diluted	$(0.00)	$(0.00)
Net loss per common shares outstanding:
Common stock - Class A	$(0.04)	$(0.09)
Common stock - Class B	$(0.00)	$(0.00)
Total of Class A and Class B	$(0.00)	$(0.00)

Weighted average shares outstanding:
Class A common stock	978,584	865,000
Class B common stock	18,800,000	18,800,000
Total weighted average shares outstanding	19,778,584	19,665,000

For years ended December 31, 2020 and 2019, there were no potentially dilutive securities outstanding.

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Related Parties

The Company follows ASC 850, ”Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 6).

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s unaudited financial statements.

NOTE 3 - GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. As of December 31, 2020, the Company had an accumulated deficit of $314,959, a stockholders’ deficit of $162,061 and a working capital deficiency of $162,061. For the year ended December 31, 2020, the Company had a net loss of $38,039 and cash used in operating activities of $3,581. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. The Company plans on raising funds through its planned Initial Public Offering and through a pre-listing private market raise. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The global outbreak of the novel coronavirus (COVID-19) has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. While the COVID-19 pandemic has not had a material adverse impact on our operations to date, these conditions could significantly negatively impact the Company’s business in the future. The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

The extent to which the COVID-19 outbreak ultimately impacts the Company’s business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the pandemic may result in a significant disruption of global financial markets, which may reduce the Company’s ability to access capital or its customers’ ability to pay for past or future purchases, which could negatively affect the Company’s liquidity.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

On July 18, 2019, the Company executed a Business Development and Consulting Agreement for consulting and advisement on business development in regard to securing investors for the Company’s $20 million 506c offering and taking indication of interest for a $50 million S-1 IPO Stock Offering. The duration of the agreement is 36 months. During the year ended December 31, 2019, the Company issued 15,000 shares of common stock class A, at $0.10 per share for $1,500 in services rendered with respect to this agreement. While no services were rendered during the year ended December 31, 2020, the contract has remained in full force and effect.

On July 19, 2019, the Company executed an Investor Relations Consulting Agreement for consulting, advisement and assistance of the Company in corporate development, investor and public relations, public appearances and marketing. The agreement is for 12 months and the Company agrees to budget from $500,000 to $7,000,000 for investor, media and public relation if the Company raises $5,000,0000 to $70,000,000, respectively. During the year ended December 31, 2019, the Company issued 15,000 share of common stock class A, at $0.10 per share for $1,500 in investor relations services rendered with respect to this agreement. No services were rendered during the year ended December 31, 2020, and the contract expired in July 2020.

On August 26, 2020, the board of directors approved issuance of 6,000 class A shares of common stock for one year service effective July 22, 2020 to July 22, 2021 to one member of the Company’s advisory board of technology and technicians. During the year ended December 31, 2020, 3,000 shares of common stock for six months services vested at cash base price of $0.10, resulting in a $300 expense. As of December 31, 2020, 3,000 shares of common stock shall vest during 7th to 12th months service in year 2021.

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NOTE 5 - LOAN PAYABLE

On May 7, 2020, the Company received an $881 loan pursuant to the Paycheck Protection Program established under the Cares Act (the “PPP Loan”). The PPP Loan had a two-year term and bore interest at a rate of 1.0% per annum. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The PPP Loan contained events of default and other provisions customary for a loan of this type. The PPP Loan may be forgiven if used under program parameters for payroll, mortgage interest and rent expenses.

For the year ended December 31, 2020, the Company recorded interest expenses of $6 for PPP loan. In April 2021, the original principal amount of $881, together with accrued interest of $6 were forgiven. (See Note 9)

On July 14, 2020, the Company received a $1,000 advance pursuant to the U.S. Small Business Administration (SBA) COVID-19 Economic Injury Disaster Loans (EIDL) for economic relief to small business before a decision was made on the EIDL loan. The EIDL loan has conditions of a thirty-year term and bears interest at a fixed rate of 3.75% per annum, but the Company did not sign an agreement for further advances beyond the $1,000. While the SBA refers to this program as an advance, it was written into law as a grant. This means that the amount given through this program does not need to be repaid and was therefore recorded as other income.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2020 and 2019, the Company’s CEO advanced $2,822 and $38,808, respectively, short term, non-interest-bearing loans to the Company and was repaid $12,443 and $2,590, respectively. As of December 31, 2020 and 2019, there were $85,225 and $94,846, respectively, due to, the Company’s CEO.

During the years ended December 31, 2020 and 2019, the Company issued 60,000 and 245,000 shares of common stock -class A to its officers and a director for services rendered to the Company, respectively. The shares were valued at fair market value of $.10 on the grant date and recognized as compensation expense totaling $6,000 and $24,500, respectively.

During the year ended December 31, 2020, the Company recorded accrued CEO wages of $16,000 and expenses reimbursable to its CEO of $4,985, for total related party accruals of $20,985 at December 31, 2020. The common shares were subsequently issued on July 20, 2021. (see Note 9)

NOTE 7 - INCOME TAXES

For the years ended December 31, 2020 and 2019, the local (“United States of America”) and foreign components (“United Kingdom”) of loss before income taxes were comprised of the following:

	For the Year Ended
	December 31,
	2020	2019
Tax jurisdiction from:
- Local	$(38,039)	$(74,279)
- Foreign	-	-
Loss before income taxes	$(38,039)	$(74,279)

United States of America

Internet Sciences Inc. is registered in the State of Delaware and is subject to the tax laws of United States of America. The components of the Company’s deferred tax asset and reconciliation of income taxes are computed at the new statutory rate of 21% to the income tax amount recorded as of December 31, 2020 and December 31, 2019.

As of December 31, 2020, the operations in the United States of America incurred $314,959 of cumulative net operating losses (“NOL”) which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2039 if unutilized. NOLs generated in tax years prior to December 31, 2017, can be carryforward for twenty years, whereas NOLs generated after December 31, 2017 can be carryforward indefinitely. In accordance with Section 382 of the U.S. Internal Revenue Code.

The Company has provided for a full valuation allowance against the deferred tax assets of $66,141 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The Company’s tax returns are subject to examination by United States tax authorities beginning with the year ended December 31, 2013.

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United Kingdom

The Company’s subsidiary operating in United Kingdom are subject to the United Kingdom Profits Tax at a standard income tax rate of 19% on the assessable income arising in United Kingdom during its tax year. During the years ended December 31, 2020 and 2019, the operating activity of subsidiary was Nil.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Net Operating Loss carryforward
United States	$66,141	$58,153
United Kingdom	-	-
Total	66,141	58,153
Less: Valuation allowance	(66,141)	(58,153)
Net deferred tax asset	$-	$-

The following table sets forth a reconciliation of the Company’s income tax provision (benefit) to the statutory U.S. federal tax amount for the years ended December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Income tax expense (benefit) at statutory rate	$7,988	$15,599
Change in valuation allowance	(7,988)	(15,599)
Income tax expense per books	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $66,141 as of December 31, 2020. During the years ended December 31, 2020 and 2019, the valuation allowance increased by $7,988 and $15,599, respectively, primarily relating to net operating loss carryforwards from the local tax regime.

NOTE 8 - EQUITY

The Company has authorized 100,000,000 shares of common stock, par value of $0.001 per share, with 81,200,000 shares of common stock -class A designated and 18,800,000 shares of common stock -class B designated. Each holder of common stock-class A and common stock-class B is entitled to one vote and three votes, respectively, for each such share outstanding in the holder’s name.

Common Stock- class A

During the years ended December 31, 2020 and 2019, the Company issued at total of 60,000 and 245,000 shares of common stock -class A to the former Chief Operating Officer, Chief Executive Officer, and directors for services rendered, at $0.10 fair market value, for total expense of $6,000 and $24,500 respectively.

During the years ended December 31, 2020 and 2019, the Company issued 3,000 and 40,000 shares of common stock -class A to a third party for services rendered at fair value of $0.10 per share for total expense of $300 and $4,000, respectively.

During the year ended December 31, 2020, the Company issued 123,000 shares of common stock -class A to independent investors for $12,300 cash at $0.10 per share.

As of December 31, 2020 and 2019, the Company had 1,051,000 and 865,000 shares of common stock-class A issued and outstanding, respectively.

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Common Stock- class B

As of December 31, 2020 and 2019, the Company had 18,800,000 shares of common stock-class B issued and outstanding. There were no issuances of class B during 2020 or 2019.

NOTE 9 - SUBSEQUENT EVENTS

On July 20, 2021 the Company issued 160,000 shares of Class A common stock to its CEO at $0.10 per share fair market value to settle $16,000 in accrued officer wages.

In April 2021, the $881 principal and $6 interest on the PPP Loan and were forgiven in full.

The Company has evaluated events occurring from December 31, 2020 through the date these financial statements were issued and noted no items requiring disclosure.

During the years ended December 31, 2020 and 2019, the Company issued 50,000 and 245,000 shares of common stock -class A for services to the former Chief Operating Officer and Chief Executive Officer/Chairman of Board of Directors at $0.10 fair market value for total expense of $5,000 and $24,500, respectively.

During the year ended December 31, 2020, the Company recorded accrued wages totaling $16,000. On July 30, 2021, 160,000 shares of Class A common stock were issued in satisfaction of the accrual.

Ms. Chervil’s address is 521 Fifth Avenue Ave, 17th Floor, New York, New York 10175.

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Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities issued and sold by the Registrant for the past three years:

CLASS A COMMON STOCK
Name	Date of Issuance	Number of Shares	Consideration	Exemption
Lynda Chervil	12/07/2018 09/05/2019 06/24/2020 07/24/2020	375,000 245,000 100,000 35,000	Services Services Services Services	Rule 701 Rule 701 Rule 701 Rule 701
Jean Ernest Chervil	06/24/2020	50,000	$5,000	Section 4(a)(2)
Rosenie Chervil	06/24/2020	50,000	$5,000	Section 4(a)(2)
Yolande Saint Juste	07/02/2020	50,000	$5,000	Section 4(a)(2)
Richard Marriott	01/01/2020	50,000	$5,000	Section 4(a)(2)
Alliance Equity Capital Group, Inc.	07/18/2019 09/05/2019	15,000 15,000	$1,500 $1,500	Section 4(a)(2) Section 4(a)(2)
Moise Jean Louis	07/02/2020	30,000	$3,000	Section 4(a)(2)
Christopher B Lowry	06/24/2020	26,000	$2,600	Section 4(a)(2)
Bart L Fooden	12/19/2018	25,000	$2,500	Section 4(a)(2)
Naomie Leah Chervil	07/24/2020	24,000	$2,400	Section 4(a)(2)
Getro Maceno	07/15/2020	14,000	$1,400	Section 4(a)(2)
Roseline Chervil	07/15/2020 07/24/2020	2,000 10,000	$200 $1,000	Section 4(a)(2) Section 4(a)(2)
Beer Scheba Chervil	07/15/2020 07/24/2020	1,000 10,000	$100 $1,000	Section 4(a)(2) Section 4(a)(2)
Vilicia Chervil	07/24/2020 08/19/2020	10,000 1,000	$1,000 $100	Section 4(a)(2) Section 4(a)(2)
Jennifer Buzzelli	11/27/2018	10,000	$1,000	Section 4(a)(2)
Jesula Delpe	07/06/2020	10,000	$1,000	Section 4(a)(2)
Myron Gould	02/07/2019	10,000	$1,000	Section 4(a)(2)
Hiromi Ishizu	01/10/2019	10,000	$1,000	Section 4(a)(2)
Dino Michetti	09/08/2020	10,000	$1,000	Section 4(a)(2)
Ethan M Young	07/24/2020	10,000	$1,000	Section 4(a)(2)
Alan D Swerksy	12/04/2018	5,000	$500	Section 4(a)(2)
Roger M Young	03/27/2018	5,000	$500	Section 4(a)(2)
Kevin Mabley	09/08/2020	3,000	$300	Section 4(a)(2)
Gregore G Maceno	07/15/2020	2,000	$200	Section 4(a)(2)
Jared G Maceno	07/15/2020	2,000	$200	Section 4(a)(2)
Jules G Maceno	07/15/2020	2,000	$200	Section 4(a)(2)
Cleopas Natio	08/24/2020	2,000	$200	Section 4(a)(2)
Joe Zeela Nicolas	08/19/2020	1,000	$100	Section 4(a)(2)
Cory R Joseph	07/15/2020	1,000	$100	Section 4(a)(2)
Angela Lowry	06/24/2020	1,000	$100	Section 4(a)(2)
Christopher Lowry	06/24/2020	1,000	$100	Section 4(a)(2)
Joslyn Marcelin	08/24/2020	1,000	$100	Section 4(a)(2)
Rouby B Metellus	07/15/2020	1,000	$100	Section 4(a)(2)
Gianni Toussaint	07/24/2020	1,000	$100	Section 4(a)(2)
Dafnie Nacius	8/9/2021	1,000	$100	Section 4(a)(2)
Jeffrey Turner	8/11/2021	15,000	$1,500	Section 4(a)(2)

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1*	Certificate of Incorporation
3.2*	Amendment to Certificate of Incorporation
3.5*	Bylaws
5.1	Opinion of McMurdo Law Group, LLC
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of McMurdo Law Group, LLC (contained in Exhibit 5.1).

*To be filed by amendment

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:
a.	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.	reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
c.	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
b.	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
c.	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;
d.	and any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on the 15th day of December 2021.

INTERNET SCIENCES INC.
(Registrant)

By:	/s/ LYNDA CHERVIL
Lynda Chervil, CEO

Signature	Title	Date

/s/ LYNDA CHERVIL	President and Chief Executive	December 15, 2021
Lynda Chervil	Officer and Director (Principal Executive Officer)
/s/ CHRISTOPHER MORRIS	Chief Financial Officer	December 15, 2021
Christopher Morris	(Principal Financial and Accounting Officer)

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